Exhibit 10.13.1

Prepared by and return to:

ALFRED F. ANDREU, ESQUIRE
Alfred F. Andreu, P.A.
7000 SW 97th Avenue
Suite 201
Miami, Florida 33173

MORTGAGE & SECURITY AGREEMENT

THIS MORTGAGE DEED (hereinafter, the "Mortgage") made effective as of the **28th** day of **April, 2021**, by **MCA NAPLES, LLC, a Tennessee limited liability company,** having its principal place of business at **2626 GOODLETTE FRANK ROAD, NAPLES, FL 34103** (hereinafter, collectively and/or individually referred to as "Mortgagor" and/or "Borrower"), to and in favor of **BENWORTH CAPITAL PARTNERS, LLC, a Florida limited liability company,** organized and existing under the laws of the State of Florida, having an office at **7000 S.W. 97th AVENUE, SUITE 201, MIAMI, FL 33173** (referred to as "Mortgagee" or "Lender") and secured party.

RECITALS:

WHEREAS, Mortgagee has extended to Borrower a certain loan in the principal amount of **FOUR MILLION FIVE HUNDRED FIFTY THOUSAND AND 00/100TH DOLLARS ($4,550,000.00)** (the "Loan") pursuant to the terms of a certain Note, of even date herewith, executed by Borrower (as the same may be amended, modified, supplemented, extended, substituted and restated from time to time, the "Note"); and

WHEREAS, the total indebtedness secured by this Mortgage is the amount of the Loan, plus interest, costs, fees and all other charges and expenses secured herein.

WHEREAS, the execution and delivery of this Mortgage is a condition precedent to Mortgagee's obligation to extend the Loan to Mortgagor.

WHEREAS, the Mortgagor is justly indebted to Mortgagee and this Mortgage is given to secure and shall secure the following (hereinafter referred to collectively as the "Indebtedness"):

(a) the payment of any sums and all sums, principal, interest and agreed charges, becoming due and payable by the Mortgagor under or with respect to the Note, of even date herewith, in the principal amount of **FOUR MILLION FIVE HUNDRED FIFTY THOUSAND AND**

00/100TH DOLLARS ($4,550,000.00), executed by the Borrower in favor of the Mortgagee and personally guaranteed by any guarantor(s), jointly and severally; and

(b) the payment of any and all sums now or hereafter becoming due and payable by the Mortgagor to the Lender under the terms of this Mortgage, including but not limited to, advances made by the Lender pursuant to the terms and conditions of this Mortgage, and any other document executed and delivered in conjunction with the Loan, including, but not limited to, the Note, Guaranties, Assignment of Rents and Leases (collectively herein referred to as the "Loan Documents"), and

(c) the payment of all renewals and extensions of any or all obligations of the Mortgagor described in (a) and (b), above, whether or not any renewal or extension agreement is executed in connection therewith; and

(d) the full and complete performance of each and every obligation, covenant, duty and agreement of the Mortgagor contained in this Mortgage and any other Loan Documents; and

WHEREAS, the Mortgagee, as a condition precedent to the extension of credit or the making of the Loan as evidenced by the Note, has required that the Mortgagor provide Mortgagee with security for the payment or repayment of the Indebtedness represented by the Note as well as for the performance, observance and discharge by the Mortgagor of the various covenants, stipulations and agreements made by the Mortgagor to, with, in favor and for the benefit of Mortgagee with respect to the Indebtedness and such security.

NOW THEREFORE, in consideration and in order to secure the payment or repayment of the indebtedness evidenced and represented by the Note, together with interest on the Indebtedness, as well as the payment of all other sums of money secured hereby, as hereinafter provided, and also to secure the observance performance and discharge by the Mortgagor of all covenants, stipulations and agreement set forth in the Note, this Mortgage and in all other Loan Documents and in order to charge the properties, interests and rights hereinafter described with such payment, observance, performance and discharge, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, assign, transfer, pledge, deliver, set over, hypothecate, warrant and confirm unto Mortgagee, its successors and assigns forever, the following described properties, rights and interests (all of which are hereinafter referred to as the "Mortgaged Property"), to wit:

ALL THAT certain pieces, parcels or tracts of land or real property owned by the Mortgagor, described as and located at

PARCEL 1:

A FEE INTEREST IN A PORTION OF LOTS 13, 14, AND 15, NAPLES IMPROVEMENT CO'S LITTLE FARMS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA, RUN N. 89 DEGREES 26' 51" E., ALONG THE SOUTH LINE OF SAID LOT 12, FOR 20.00 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 00 DEGREES 39' 49" W., PARALLEL WITH THE WEST LINE OF SAID LOT 12 FOR 10,00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 00 DEGREES 39' 49" W., FOR 580.00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED; THENCE CONTINUE N. 00 DEGREES 39' 49" W., FOR 420.00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 89 DEGREES 20' 11" E., FOR 196.54 FEET; THENCE RUN S. 30 DEGREES 28' 42" E., FOR 396.02 FEET; THENCE RUN S. 59 DEGREES 31' 18" W., FOR 153.66 FEET; THENCE RUN S. 89 DEGREES 20' 11" W. FOR 260.12 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT INTEREST IN A PARCEL OF LAND LYING IN AND BEING PARTS OF LOTS 12 AND 13, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA; THENCE RUN ALONG THE SOUTH LINE OF SAID LOT 12, NORTH 89 DEGREES 26' 51" EAST, 20.00 FEET; THENCE ALONG A LINE LYING 20.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF LOTS 12 AND 13 OF SAID NAPLES IMPROVEMENTS CO'S LITTLE FARMS, NORTH 00 DEGREES 39' 49" WEST, 10.00 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL OF LAND; THENCE CONTINUE NORTH 00 DEGREES 39' 49" WEST, 580.00 FEET; THENCE NORTH 89 DEGREES 20' 11" EAST, 55.00 FEET; THENCE SOUTH 00 DEGREES 39' 49" EAST 580.00 FEET; THENCE SOUTH 89 DEGREES 20' 11" WEST FOR 55.00 FEET TO THE POINT OF BEGINNING.

(BEARINGS ARE BASED ON THE WEST LINE OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS AS BEING NORTH 00 DEGREES 39' 49" WEST.)

PARCEL 3:

TOGETHER WITH EASEMENT AS SET FORTH IN DRAINAGE EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2213, PAGE 1291, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA.

A/K/A 2626 GOODLETTE-FRANK RD, NAPLES, FL 34105

(hereinafter referred to as the "Real Property") of which the Mortgagor is now seized and in actual or constructive possession, legally described as follows:

SEE LEGAL DESCRIPTION FOR REAL PROPERTY AT **EXHIBIT "A"**

TOGETHER WITH all buildings, structures and other improvements of any kind, nature, or description (hereinafter sometimes together referred to as the "Improvements") now or hereafter erected, constructed, placed or located upon said Real Property, including, without limitation, any and all, additions to substitutions for or replacements of such Improvements;

TOGETHER WITH all and singular, the tenements hereditaments, strips and gores, rights-of-way, easements, privileges and other appurtenances now or hereafter belonging or in any way appertaining to the Real Property including, without limitation, all right, title, interest of the Mortgagor in any after acquired right, title, interest, remainder or reversion, in and to the beds of any ways, streets, avenues, roads, alleys, passages and public places, pen or proposed, in front of, running through, adjoining or adjacent to said Real Property (hereinafter, "Appurtenances")

TOGETHER WITH any and all lease, rents, royalties, issues, revenues, profits, proceeds, income and other benefits, including accounts receivable, of, accruing to or derived from the Real Property, Improvements and Appurtenances (hereinafter sometimes together referred to as "Rents");

TO HAVE AND TO HOLD all of the same unto the Mortgagee and its successors and assigns in fee simple forever;

ARTICLE I
REPRESENTATIONS AND WARRANTIES

Mortgagor hereby represents and warrants to Mortgagee that:

1.1 Validity of Loan Documents. (i) The execution, delivery and performance by Mortgagor of the Loan Documents, and the borrowing evidenced by the Note, will not violate any governmental requirement, or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and (ii) the Loan Documents constitute the legal, valid and binding obligations of Mortgagor and other obligors named therein, if any, in accordance with their respective terms.

1.2 Other Agreements. Mortgagor is not a party to any agreement or instrument materially and adversely affecting it or its present or proposed businesses, properties or assets, operation or condition, financial or otherwise, and Mortgagor is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.

1.3 Other Information. All other information, including reports, certificates, papers, data and otherwise given and to be given to Mortgagee with respect (i) to Mortgagor (ii) to the Loan and (iii) to others obligated under the terms of the Loan Documents, are true, accurate and correct in all material respects and complete.

1.4 Title.

(a) Mortgagor hereby represents and warrants that Mortgagor is indefeasible seized of the Mortgaged Property and has good right, full power, and lawful authority to convey and encumber all of the same aforesaid; Mortgagor hereby fully warrants the title to the Mortgaged Property and will defend the same and the validity and priority of the lien and encumbrance of this Mortgage against the lawful claims of all persons whomsoever; and the Mortgaged Property is free and clear of all liens and encumbrances of any kind, nature or description; save and except any (with respect to said Real Property, Improvements and Appurtenances) real property taxes for years **2021** and subsequent years.

(b) PROVIDED ALWAYS, however, that if the Mortgagor shall pay unto the Mortgagee the indebtedness evidenced and represented by the Note and if the Mortgagor shall duly, promptly and fully perform, discharge, execute, discharge, execute, effect, complete and comply with and abide by each and every one of the stipulations, agreements, conditions and covenants of the Note, this Mortgage and all other Loan Documents, then this Mortgage and the estates and interest hereby granted and created shall cease, terminate and be null and void;

1.5 Litigation. There are no judgments outstanding against Mortgagor and there is no action, suit, proceeding, or investigation now pending (or to the best of Mortgagor's knowledge after diligent inquiry, threatened) against, involving or affecting Mortgagor, or the Mortgaged Property, or any part thereof, at law, in equity or before any governmental authority that if adversely determined as to the Mortgaged Property, or as to the Mortgagor would result in a material adverse change in the business or financial condition of the Mortgagor, or Mortgagor's ownership of the Mortgaged Property, nor is there any basis for such action, suit, proceeding or investigation.

1.6 No violations. Mortgagor has not violated any governmental requirement, covenant, condition, restriction, easement or similar matter affecting the Mortgaged Property or Improvements, and Mortgagor has not received any notice of violation from any governmental authority or any other person with respect to any of the foregoing matters.

1.7 Taxes. Mortgagor knows of no federal, state, county and municipal income tax returns required to have been filed by it, which through Mortgagor's failure to file could result in a lien against the Mortgaged Property or any pending claim of assessment, which may involve any charge being levied or assessed, or which may result in the creation of any lien upon the Mortgaged Property.

1.8 No Default. To the best of Borrower's knowledge, no default or event of Default exists under any of the Loan Documents; and no event has occurred and is continuing which, with notice or the lapse of time, or both, would constitute a default under any provision thereof.

1.9 Condition of Mortgaged Property. The Mortgaged Property or any part thereof, or existing, is not damaged as a result of any fire, explosion, accident, flood, or other casualty. The Improvements, if any, as of the date of this Mortgage are free and clear of any defects in material, structure and construction and do not violate any governmental requirements. To the best of Mortgagor's knowledge there is no existing, proposed or contemplated plan to modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would result in the taking of all or any part of the Mortgaged Property or that would adversely affect the use or the operation of the Mortgaged Property.

1.10 Zoning. The Real Property is zoned so as to permit the Mortgaged Property and Improvements to be used for their intended purpose.

1.11 Reliance on Representations. The Mortgagor acknowledges that the Mortgagee has relied upon the Mortgagor's representations, has made no independent investigation of the truth thereof, is not charged with any knowledge contrary thereto that may be received by an examination of the public records and the county(s) wherein the Real Property is located, or that may have been received by an agent of the Mortgagee.

ARTICLE II
COVENANTS OF MORTGAGORS

The Mortgagor, for the benefit of the Mortgagee, and its successors and assigns, does hereby expressly covenant and agree:

2.1 Payment. To pay the principal of the Indebtedness evidenced and represented by the Note, together with all interest thereon, in accordance with the terms of the Note, promptly at the time, at the place, and in the manner that said principal and interest shall respectively become due, and to promptly and punctually pay all other sums required to be paid by the Mortgagor pursuant to the terms of the Loan Documents.

2.2 Performance. To perform, comply with and abide by each and every one of the covenants, stipulations, agreements and conditions and set forth in said Note, this Mortgage and all Loan Documents.

2.3 Maintenance of Property. To keep all Improvements now existing or hereafter erected on the Real Property in good order and repair (normal wear and tear expected) and not to do or permit waste thereof or thereon, nor to alter, remove or demolish any of said improvements or appurtenances without the prior written consent of the Mortgagee, not to permit any other act whereby the Mortgaged Property shall become less valuable, to be used for purposes contrary to applicable law, or to be used in any manner which will increase the premium for or result in a termination or cancellation of the insurance hereinafter required to be kept and maintained on the Mortgaged Property. Mortgagee is aware of conversion construction that will take place on the property and has consented to it.

2.4 Taxes. Mortgagor shall pay all property taxes when due, and deliver evidence of payment to Mortgagee. If Taxes shall become delinquent, said delinquency shall constitute a Default under this Mortgage.

2.5 Discharge of Liens. To immediately pay or discharge from time to time when the same shall become due all lawful; claims and demands of mechanics, materialmen, laborers, and others, which, if unpaid, might result in, or permit the creation of, a lien, or encumbrance upon the Mortgaged Property or any part thereof, or on the rents, issues, income, revenues, profits and proceeds arising therefrom, and in general, to do cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved at the cost of the Mortgagor, without expense to the Mortgagee.

2.6 No Subordinate Financing. To not permit or cause any subordinate mortgages, liens or other encumbrances to be imposed against the Mortgage Property while there remains any outstanding principal balance of this Mortgage. In the event any mortgage, lien or other encumbrance is attached to the Mortgaged Property and is not removed within thirty (30) days of its attaching to said Mortgaged Property, the Mortgagee, or its assigns, may accelerate the outstanding principal balance and all accrued but unpaid interest thereon and exercise all default remedies under this Mortgage and available at law and in equity. The Mortgagee, at its sole, absolute and unfettered discretion, shall be entitled to accelerate the maturity of the Indebtedness secured hereby and exercise any and all remedies provided and available to Mortgagee hereunder, in the event that the holder of any secondary or junior lien or encumbrance on the Mortgaged Property shall, through foreclosure or other proceedings, acquire title to the Mortgaged Property.

2.7 Insurance.

(a) To continuously keep the Improvements now or hereafter existing, erected, installed and located in or upon the Real Property insured against loss or damage by or abatement of rental or other income resulting from flood, fire, windstorm, extended coverage and such other hazards, casualties and contingencies and perils as may be reasonably required by Mortgagee and in an amount which is equal to the full insurable value of the Mortgaged Property during the term hereof. All such insurance shall be carried with such company or companies as are acceptable to the Mortgagee and the original policy or policies and renewals thereof, (or at the option of the Mortgagee, duplicate originals or certified copies thereof) together with receipts evidence of payment of the premium therefore shall be deposited with, held by and are hereby assigned to Mortgagee as additional security for the indebtedness secured hereby. Each such policy of insurance shall contain a non-contributing loss payable clause in favor of and in form acceptable to Mortgagee and shall provide for not less than thirty (30) days prior written notice of modifications, cancellation, termination or expiration to Mortgagee.

(b) Mortgagor shall pay when due all policies of insurance required by Mortgagee for the property and deliver evidence of timely payment to Mortgagee. If said policies shall become modified, cancelled, terminated or expired, or if Mortgagee becomes aware that the premiums for said policies have remain unpaid after being due, then said failure to timely make premium payment, and/or said modification, cancellation, termination or expiration shall constitute a Default

under this Mortgage. Furthermore, Mortgagee shall have the right to force place insurance on the property in order to protect its interests. Any payments made by Lender hereunder, shall be considered additional principal which shall be due and owing by Mortgagor under this Mortgage.

(c) In the event of loss by reason of the hazards, casualties, contingencies and perils for which insurance has been required by the Mortgagee, the Mortgagor, and at its option the Mortgagee, may make proof of loss if not made promptly by the Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee, instead of to the Mortgagor and Mortgagee jointly, and the Mortgagor hereby authorizes Mortgagee to adjust and compromise any losses for which insurance proceeds are payable under any of the aforesaid insurance policies and, after deducting the costs of collection, payable under any of the aforesaid insurance policies, to apply the proceeds of such insurance, at its option, as follows, to wit: first, to the restoration or repair of the insured Improvements, provided that, in the reasonable opinion of the Mortgagee, such restoration or repair is reasonably practical and, provided further, that in the reasonable opinion of the Mortgagee, either: (i) the insurance proceeds collected are sufficient to cover the costs of such restoration or repairs or damage or destruction with respect to which such proceeds were paid, or (ii) the insurance proceeds collected are not sufficient in themselves to cover the costs of such restoration or repair, but are sufficient therefore when taken together with funds provided and available by the Mortgagor from other sources; in which event the Mortgagee shall make such insurance proceeds available to the Mortgagor for the purpose of effecting such restoration or repairs; but Mortgagee shall not be obligated to see to the proper application of such insurance proceeds nor shall the amount of funds so released or used to be deemed to be payment of or on account of the Indebtedness secured hereby, and second, to the reduction of the Indebtedness secured hereby as a credit on account thereof in inverse order of maturity in the event that such insurance proceeds are not, in the reasonable opinion of the Mortgagee, sufficient to cover the costs of such restoration repairs, and the Mortgagor does not provide and make available sufficient funds from other sources to make up the deficiency between the amount of insurance proceeds and the estimated costs of such restoration and repairs. None of such actions taken by the Mortgagee shall be deemed to be or result in a waiver or impairment of any equity, lien, or right of the Mortgagee under this Mortgage or other transfer of title of the Mortgaged Property in extinguishment of the Indebtedness secured hereby, all right, title and interest of the Mortgagor to any insurance policies then in force and insurance proceeds then payable shall pass to the purchaser or grantee. In the event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Mortgaged Property, any proceeds payable to the Mortgagor are hereby assigned and shall be paid to Mortgagee for application to the sums secured by the Mortgage with any excess paid to the Mortgagor.

2.8 Compliance with Laws. To observe, abide by and comply with all material statutes, ordinances, orders, requirements or decrees relating to the Mortgaged Property enacted, promulgated or issued by any federal, state or municipal authority or any agency or subdivision thereof, and to observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, (including, but not limited to, zoning variances, special exceptions and non-confirming uses), privileges, franchises and concessions which are applicable to the Mortgaged Property or which have been granted to or contracted for or by Mortgagor in connection with any existing, presently contemplated or future use of the Mortgaged Property.

2.9 Indemnification. Mortgagor shall at its own expense, and does hereby agree to, protect, indemnify, defend and hold Mortgagee and its attorneys harmless from and against any and all liability, loss, expense, suits, proceedings, claims, demands, or damages of any kind or nature (including attorneys' fees and expenses paid or incurred in connection therewith) arising out of or by reason of (i) an incorrect legal description of the Real Property, (ii) any action, or inaction of Mortgagee in connection with the Note, this Mortgage, or any other Loan Documents, (iii) the construction or modification of any Improvements, (iv) the use and operation of the Mortgaged Property, or (v) the presence on or under, or he escape, seepage, leakage, spillage, discharge, emission, or release from the Mortgage Property (or any part thereof) of any Hazardous Substance (including, without limitation, any limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment or claims asserted, or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund" or "Super lien" laws, statutes, ordinances, codes, rules, regulations, orders or decrees regulating, with respect to, or imposing liability, including strict liability, in connection with any Hazardous Substance of standards of conduct concerning any Hazardous Substance), regardless of whether within the control of Mortgagee, so long as the act or omission in question occurs subsequent to Mortgagor's possession of the Mortgaged Property and prior to the sale of the Mortgaged Property and complete dispossession of the Mortgagor therefrom. The indemnifications of this paragraph shall survive the full payment and performance of the Indebtedness and the satisfaction of this Mortgage.

2.10 Further Assurances. To do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfer, assurances, and other instruments, as the Mortgagee shall from time to time require, for the purpose of collaterally assigning and confirming unto the Mortgagee the property and rights hereby encumbered, created, conveyed, assigned or intended now or hereafter so to be encumbered, created, conveyed, or assigned or which the Mortgagor may now be or may hereafter become bound to encumber, create, convey, assign to the Mortgagee, for the purpose of carrying out the intentions or facilitating the performance of the terms of this Mortgage, and to pay all filing, registration or recording fees, and all taxes incident to the preparation, execution, acknowledgement, delivery and recordation of any of the same.

2.11 Mortgage Lien. All right, title and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereinabove described, hereinafter acquired by, or released to the Mortgagor, or constructed, assembled or placed on the Real Property, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, from time to time may, either by delivery to Mortgagee or by any instruments (including this Mortgage) be subjected to this Lien and security interest by Mortgagor or anyone on behalf of Mortgagor or with Mortgagor's consent and in such case, without further mortgage, conveyance, assignment or other act by the Mortgagor, shall become subject to the lien of and security interest created by this Mortgage as fully and completely and with the same effect as though now owned by the Mortgagor and specifically described herein, but at all times, the Mortgagor will execute and deliver to the Mortgagee any and such further assurances, mortgages, conveyances or assignments thereof or security interests therein as the Mortgagee may

reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

2.12 Condemnation. All monetary awards or other monetary compensation heretofore or hereafter to made to the Mortgagor and all subsequent owners of the Mortgaged Property whether such compensation is for any taking by eminent domain, either permanent or temporary, of all o r part of the said property or any easement or any appurtenances thereto, including severance and consequential damages and change in grade of any street, are assigned to Mortgagee to the extent of the then existing combined unpaid balance of the Note and any accrued but unpaid interest thereon and, after deducting any expenses of collection, at its option, to apply the net proceeds as a credit upon any portion, as selected by Mortgagee, of the Indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that the Indebtedness is otherwise adequately secured. Mortgagor further covenants and agrees to give Mortgagee immediate notice of the actual or threatened commencement of any proceedings. Mortgagor further covenants and agrees to make, execute and deliver to Mortgagee, at any time or times, upon request, free, clear and discharged of any encumbrance of any kind whatsoever, any and all further assignments or other instruments deemed necessary by Mortgagee for the purpose of validly and sufficiently assigning all such monetary awards and other monetary compensation heretofore or hereafter to be made to Mortgagee (including the assignment of any award from the United States Government at any time after the allowance of the claim therefore, the ascertainment of the amount thereof and the issuance of the warrant for payment thereof).

2.13 Security Interest. This Mortgage is and shall be deemed to create, grant, give and convey a mortgage of, a lien and encumbrance upon, and a present security interest in both real and personal property, including all improvements, goods, materials, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible or intangible personal property, hereinabove particularly or generally described and conveyed, whether now or thereafter affixed to, located upon, necessary for or used or useful, either directly or indirectly, in connection with the operation of the Mortgaged Property, and this Mortgage shall also serve as a "Security Agreement" within the meaning of that term as used in the Uniform Commercial Code as adopted and in force from time to time in the State of Florida (the "Code"), and shall be operative and effective as a Security Agreement in addition to, and not in substitution for, any other Security Agreement executed by the Mortgagor in connection with the extension of credit or loan transaction secured hereby. The Mortgagor agrees to and shall, upon the request of Mortgagee, execute and deliver to Mortgagee, in form satisfactory to Mortgagee, such "Financing Statements", descriptions of property and such further assurances as Mortgagee, in its sole discretion, may from time to time consider necessary to create, perfect, continue and preserve the lien and encumbrances hereof and there including all buildings, improvements, goods, materials, furniture, furnishings, fixtures, equipment, apparatus, appliances and other items of tangible and intangible personal property herein specifically or generally described and intended to be the subject of the security interest, lien and encumbrance hereby created, granted and conveyed. The Mortgagee, at the expense of the Mortgagor, may or shall cause such statements, descriptions and assurances and this Mortgage to be recorded and re-recorded, filed and re-filed, at such times and in such places as may be required or permitted by law to so create, perfect and preserve the lien encumbrance hereof upon all of said property. Without limitation, Mortgagee, at its election, upon Mortgagor's

default under this Mortgage, will have all rights, powers, privileges and remedies from time to time available to a secured party under the provisions of such Code with respect to such property.

2.14 Expenses. In the event that any or all of the Indebtedness secured hereby is placed in the hands of an attorney for collection, or in the event that the Mortgagee shall become a party either as plaintiff or as defendant, in any action, suit, appeal or legal proceeding including, without limitation, foreclosure, condemnation, bankruptcy or administrative proceedings or any proceeding wherein proof of indebtedness in relation to the property described with respect to the lien and security interest granted or created hereby or herein, or for the recovery or protection of the Indebtedness or said property, or for the foreclosure of this Mortgage, the Mortgagor shall save and hold the Mortgagee harmless from and against any and all third party costs and expenses incurred by the Mortgagee on account thereof, including, but not limited to, reasonable attorneys' fees, whether at the trial or appellate level, title searches and abstract and survey charges, and the Mortgagor shall repay, on demand, all such costs and expenses, together with interest thereon at the highest rate allowed by law, all of which sums, if unpaid, shall be added to and become a part of the Indebtedness secured hereby.

2.15 Transfer of Other Assets. Mortgagor shall not, directly or indirectly, sell, convey, or transfer or permit to be sold, conveyed, or transferred any of its assets to any person or entity to which Mortgagor is related or connected. The term "assets" as used in this Section does not include the Mortgaged Property, the sale, conveyance, or transfer of which is prohibited as provided in Section 5.1 hereof.

2.16 Environmental Contamination/Hazardous Substances. Mortgagor shall not permit or cause the Mortgaged Property to be used for the handling, storage, transportation, or disposal of Hazardous Substances in violation of applicable law.

2.17 Due on Sale or Further Encumbrance. The direct or indirect sale, assignment, or conveyance of the Property, or any interest therein, or the further encumbrance of the Property, without Mortgagee's written consent, shall, at Mortgagee's option, constitute a Default under this Mortgage. Transfer of control of any interest in the Mortgagor(s) or a transfer of any interest in the Mortgagor(s) shall be deemed a transfer of the Property.

Article III
EVENTS OF DEFAULT

An Event of Default, as used in this Mortgage shall occur hereunder if, after delivery of notice and expiration of any applicable grace period provided for in the Loan Documents:

3.1 Failure to Pay. The Mortgagor fails to pay the Indebtedness or any installment thereof as and when due and payable, subject to periods allowed on the Note; or

3.2 Failure to Perform. (i) The Mortgagor shall fail to perform or observe any covenant, condition or agreement of the Mortgagor to be observed or performed under this Mortgage or the Note or the Loan Documents; (ii) default shall be made in the due observance or performance of

any covenant, condition or agreement on the part of the Mortgagor or Borrower or any guarantor(s) to be observed or performed pursuant to the terms of the Loan Documents; or

3.3 False Representation. Any representation or warranty of Mortgagor, Borrower or any guarantor(s) contained in this Mortgage, the Note or in any other Loan Documents proves to be incorrect or misleading in any materially adverse respect as of the time when the same shall have been made, including, without limitation, any environmental warranties and representations made by Mortgagor to Mortgagee as an inducement to Mortgagee's making the loan evidenced by the Note, or pursuant to any provision of this Mortgage; or

3.4 Judgment. If a final judgment for the payment of money shall be rendered against Mortgagor and the same shall remain undischarged for a period of 30 consecutive days during which period execution shall not be effectively stayed; or

3.5 Appointment of Receiver. The Mortgagor shall consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of Mortgagor's assets; or

3.6 Voluntary Bankruptcy. If Mortgagor shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) seek or consent to the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) admit in writing its inability to pay its debts as they mature; or

3.7 Involuntary Bankruptcy. If a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of Mortgagor, for a receiver or trustee for Mortgagor or for all or any part of property of Mortgagor, or approving a petition filed against Mortgagor, seeking relief under the bankruptcy or other similar laws of the United States or any state or other competent jurisdiction, and such order, judgment or decree shall remain in force undischarged or unstayed for a period of sixty (60) days; or

3.8 Assignment for Benefit of Creditors. The Mortgagor shall make a general assignment for the benefit or creditors; or

3.9 Insolvency. The Mortgagor shall file a petition to or take advantage of any insolvency law; or

3.10 Intentionally Deleted.

3.11 Financial Condition. If a material adverse change has occurred at any time or times subsequent to the date hereof, in the financial condition, results of operations, operations, business, properties or prospects of Mortgagor, or any guarantor(s), or any endorser, co-maker, or surety of the Note, such as by way of illustration and not limitation, a downturn in financial performance, the loss of critical licenses, management exodus or a labor strike; or

3.12 Default by Guarantor. If any guarantor(s) fails to duly pay of perform any covenant, term, provision, or condition of any guaranty execution and delivered in conjunction with the Loan; or

3.13 Failure to Insure. If Mortgagor fails to carry all required insurance coverage as required by the terms and provisions of this Mortgage or fails to notify Mortgagee of any lapse of insurance and deliver to Mortgagee replacement insurance as provided herein; or

3.14 Transfer of Interest in Mortgaged Property/Transfer of Interest in Mortgagor. If Mortgagor transfers, sells, conveys or otherwise disposes of any interest in the Mortgaged Property without the prior written consent of Mortgagee, or if any interest in any Borrower is sold, transferred, assigned, pledged, or hypothecated without Lender's prior written Consent; or

3.15 Subordinate Financing. If Mortgagor permits or causes any subordinate mortgages, liens, or encumbrances to be imposed against the Mortgaged Property.

3.16 Default under Loan Documents. If an "Event of Default" shall occur under any other Loan Document, and such "Event of Default" or failure of compliance shall not be curable, or if curable shall continue for a period of time extending beyond the grace period, if any, applicable thereto. Without limiting the foregoing, the Loan Documents provide for certain "Events of Default" in addition to the Events of Default set forth in this Mortgage and the occurrence of an "Event of Default" under the Loan Documents shall constitute an Event of Default hereunder.

3.17 Cross Default and Cross Collateralization. Any default in, the Note, Mortgage, the Loan Documents or in any other loan, borrowing, or credit facility which Mortgagor, Borrower or any guarantor(s), any related or affiliated entity, person or firm, may presently have or acquire in the future from Mortgagee, or any affiliate of Mortgagee, shall be and constitute a default under this Loan and under all such other loans, borrowings and credit facilities. The collateral given by Mortgagor to secure the Indebtedness shall also serve as security for any other loan, borrowing, or credit facility which Mortgagor, Borrower or any guarantor(s), any related or affiliated entity, person or firm, may presently have or acquire in the future from Mortgagee, or any affiliate of Mortgagee. The collateral given by Mortgagor, Borrower or any guarantor(s) to secure any other loan, borrowing, or credit facility which Mortgagor, Borrower, or any guarantor(s), any related or affiliated entity, person or firm, may presently have or acquire in the future from Mortgagee, or any affiliate of Mortgagee shall also be deemed as additional collateral securing Indebtedness.

Article IV
MORTGAGEE'S RIGHTS AND REMEDIES

If an Event of Default shall occur and be continuing, Mortgagee may, at its option, exercise any or all of the remedies set forth in this Article including, without limitation:

4.1 Acceleration. Mortgagee may declare the unpaid portion of the Indebtedness to be immediately due and payable, without further notice or demand (each of which hereby is expressly

waived by Mortgagor), whereupon the Indebtedness, with such interest thereon as shall have accrued, shall become immediately due and payable.

4.2 Entry on Mortgaged Property. Mortgagee may enter upon the Mortgaged Property and take possession thereof and of all books, records and accounts relating thereto.

4.3 Operation of Mortgaged Property. Mortgagee may hold, lease, operate or otherwise use or permit the use of the Mortgaged Property, or any portion thereof, in such manner, for such time and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable) and collect and retain all earnings, rents, profits or other amounts payable in connection therewith.

4.4 Foreclosure. The Mortgagee may foreclose this Mortgage as to the amount so declared due and payable and the Mortgage Property shall be sold according to law to satisfy and pay the same together with all costs, expenses and allowances, including, without limitation, a reasonable fee for the Mortgagee's attorneys. The Mortgaged Property shall be sold according to law to satisfy and pay the same together with all costs, expenses and allowances, including, without limitation, a reasonable fee for the Mortgagee's attorneys. The Mortgaged Property may be sold in one parcel, several parcels or groups of parcels and the Mortgagee shall be entitled to bid at the sale and, if the highest bidder for the Mortgaged Property or any part or parts thereof, shall be entitled to purchase the same. The failure of omission on the part of the Mortgagee to exercise the option for acceleration of maturity and foreclosure of this Mortgage following any default as aforesaid or to exercise any other option granted hereunder to Mortgagee when entitled to do so in any one or more instances, or the acceptance by Mortgagee of partial payment of the Indebtedness secured hereby, whether before or subsequent to Mortgagor's default hereunder, shall not constitute a waiver of any such default or the right to exercise any such option, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Mortgagee, at the option of Mortgagee, may be rescinded by written acknowledgment to that effect by Mortgagee, both the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity.

4.5 Safeguarding and/or Completion of Building; Additional Future Advances.

(a) To the maximum extent permitted under law, Mortgagee shall have the right, but not the duty, to enter into possession of the Mortgaged Property and perform any and all work and labor, supply all materials and incur any costs and expenses including attorneys' fees, necessary to protect the Building. If Mortgagee undertakes any, some or all of its rights contained in the paragraph, Mortgagor agrees that on account thereof (i) Mortgagee may continue to make future advances of any unadvanced portion of the principal of the Note, which advances need not be in accord with the Loan Agreement but may be in such manner and for such purposes respecting the Mortgaged Property as Mortgagee deems advisable; and (ii) Mortgagee may make additional future advances (the "Additional Future Advances") in such manner and for such purposes as Mortgagee deems advisable. The Additional Future Advances shall bear interest at the rate specified in the Note from the date of disbursement and the Additional Future Advances and interest thereon shall be payable in accordance with the terms of the Note and this Mortgage.

Mortgagor agrees that all of the advances made under the foregoing provisions shall be deemed to have been advanced by Mortgagee to Mortgagor and all such advances shall be a portion of the Indebtedness and shall be secured by the lien of this Mortgage.

(b) The Event of Default giving rise to the rights of Mortgagee under this section 4.5 shall be a continuing Event of Default and, even though Mortgagee has elected to exercise its rights under this section 4.5, such an Event of Default and any other Events of Default thereafter occurring shall continue to exist and Mortgagee, at its option and without notice to Mortgagor, may at any time cease exercising its rights under this section 4.5 and may exercise any other remedy under this Mortgage by reason of such continuing Event of Default or Events of Default.

4.6 Receivership. Mortgagee may apply to the court in which a proceeding is pending for the enforcement of this Mortgage, or to any other court of competent jurisdiction, to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the Rents and profits therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under applicable law. The right to the appointment of such receiver is hereby consented to by Mortgagor and shall be a matter of strict right without regard to the value or the occupancy of the Mortgaged Property or the solvency or insolvency of Mortgagor. The expenses, including receiver's fees, counsel's fees, costs and agent's compensation incurred pursuant to the powers herein contained shall be secured hereby.

4.7 Other. Mortgagee may exercise any other remedy specifically granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

4.8 Remedies Cumulative and Concurrent. The rights and remedies of Mortgagee as provided in the Note and in the Loan Documents shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor or the Mortgaged Property, or anyone or more of them, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise, all to the maximum extent permitted by applicable law. If Mortgagee elects to proceed under one right or remedy under the Loan Documents or the Note, Mortgagee may at any time cease proceeding under such right or remedy and proceed under any other right or remedy under the Loan Documents or the Note. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Nothing in the Note or the Loan Documents shall affect Mortgagor's obligations to pay the Indebtedness and perform the Obligations in accordance with the terms thereof.

4.9 Strict Performance. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of the Loan Documents or of the Note shall not be deemed to be a waiver of any of the terms or provisions of the Loan Documents or the Note and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

4.10 No Conditions Precedent to Exercise of Remedies. Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the Indebtedness shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or

otherwise enforce any provisions of the Loan Documents or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the Indebtedness, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Loan Documents or the Note without first having obtained the consent of Mortgagor or such other person; and, in the latter event, Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

4.11 Other Collateral. For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect without affecting its remedies under this Mortgage, to the maximum extent permitted by applicable law.

4.12 Mortgagee Performance of Mortgagor's Obligations

(a) Should the Mortgagor fail to make payment of any taxes or assessments on or with respect to the Mortgaged Property before the same shall become delinquent, or shall fail to make payment of any insurance premiums or other charges, impositions or liens herein or elsewhere required to be paid by the Mortgagor, the Mortgagee, at is option, may make payments of same, and also may redeem the Mortgaged Property from tax sale without any obligation to inquire into the validity of such taxes, assessments and tax sales. In the case of any such payment by Mortgagee, the Mortgagor agrees to reimburse the Mortgagee, upon demand therefore, the amount of such payment with any fees and expenses attendant in making the same, together with interest thereon at the highest rate then allowed by the laws of the State of Florida, or, if controlling, the laws of the United States; and, until paid, such amounts and interest shall be added to and become part of the debt secured hereby to the extent that this Mortgage secures the repayment of the Indebtedness. Neither the right nor the exercise of the right herein granted unto the Mortgagee to make any such payments as aforesaid shall preclude the Mortgagee from exercising its option to cause the whole Indebtedness secured hereby to become immediately due and payable by reason of the Mortgagor's default in making such payments as hereinabove required.

(b) The Mortgagee, in making any payment herein and hereby authorized in the place and stead of Mortgagor, relating to taxes assessments and other governmental or municipal charges, fines, impositions of liens asserted against the Mortgaged Property, may do so according to any bill or statement procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, or relating to any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge. In making payments hereby authorized by the provisions of this section, Mortgagee may do so whenever, in its reasonable judgment and discretion, such advance or advances are necessary or desirable to protect the full security intended to be afforded by this instrument.

4.13 Remedies as to Personal Property. Mortgagee may exercise any or all of its rights and remedies under the Code-Secured Transactions as adopted by the State of Florida or other applicable law as well as all other rights and remedies possessed by Mortgagee, all of which shall

be cumulative. Mortgagee is hereby authorized and empowered to enter the Mortgaged Property or other place where the Personal Property may be located without legal process, and to take possession of the Personal Property without notice or demand, which hereby are waived to the maximum extent permitted by the laws of the State of Florida. Upon demand by Mortgagee, Mortgagor shall make the Personal Property available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may sell at one of more public or private sales and for such price as Mortgagee may deem commercially reasonable, any and all of the Personal Property secured by the Mortgage, and any other security or property held by Mortgagee and Mortgagee may be the purchaser of any or all of the Personal Property.

4.14 Other. Mortgagee may institute and maintain any suits and proceedings as the Mortgagee may deem advisable (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage; (ii) to preserve or protect its interest in the Mortgaged Property; and (iii) to restrain the enforcement of or compliance with any governmental requirement that may be unconstitutional or otherwise invalid, if the enforcement of compliance with such governmental requirement might impair the security hereunder or be prejudicial to the Mortgagee's interest.

4.15 Remedies Cumulative. The rights and remedies herein provided are cumulative and Mortgagee, as the holder of the Note, and of every other obligation secured hereby, may recover, judgment thereon, issue execution therefore and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby and no enumeration of special rights or powers by any provisions hereof shall be construed to limit any grant of general rights and powers, or to take away or limit any and all rights granted to or vested in Mortgagee by law, and Mortgagor further agrees that no delay or omission of the Mortgagee to exercise any rights or power accruing to it hereunder shall impair any such right or power or shall be construed to be a waiver of any such event of default hereunder or any acquiescence therein; and every right, power and remedy granted herein to the Mortgagee may be exercised from time to time as often as may be deemed expedient by the Mortgagee.

4.16 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, seizure of the Mortgage Property by any governmental authority, or other judicial proceedings affecting the Mortgagor, any guarantor(s), any endorser, co-maker, surety, or any guarantor(s) of the Note or any of their respective properties the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid Indebtedness at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

In the event Mortgagors file a Petition for Relief under any Chapter of the United States Bankruptcy Code, Mortgagors agree that Mortgagee shall be entitled to, and Mortgagors hereby consent to immediate relief from the automatic stay imposed by the bankruptcy code to take any and all actions necessary to enforce any rights that Mortgagee may have under, the Note or Mortgage, including but not limited to, the commencement or continuation of a foreclosure of the

mortgage, or otherwise compel the specific performance of any obligation of Mortgagors under this agreement.

4.17 Waiver of Redemption, Notice and Marshalling. Mortgagor hereby waives and releases, for itself and anyone claiming by, through or under it to the maximum extent permitted by the laws of the State of Florida (a) any right to claim, take or insist upon any benefit or advantage of any present or future stay, extension, or moratorium law that may affect Mortgagor's rights and obligations hereunder; (b) all rights to have the Mortgaged Property and any other security for the Indebtedness marshalled upon any foreclosure or otherwise; (c) unless specifically required herein, all notices of default of Mortgagee's actual exercise of any option of remedy under the Note or the Loan Documents.

Article V
MISCELLANEOUS

5.1 Successors and Assigns. The provisions hereof shall be binding upon the Mortgagor and the heirs, devisees, personal representatives, successors and assigns of the Mortgagor, and inure to the benefit of Mortgagee and its successors and assigns. Where more than one Mortgagor is named herein, the obligations and liabilities of said Mortgagors shall be joint and several. The words "Mortgagor" and "Mortgagee" shall be interpreted to mean singular, plural, feminine, masculine or neuter as the context shall require.

5.2 Applicable Law. This instrument is to be governed by and construed in accordance with the laws of the State of Florida.

5.3 Satisfaction of Mortgage. If the Mortgagor shall: (a) pay in full (i) all of the Indebtedness, including but not limited to all sums (principal, interest and charges) payable under the Note and any and all extensions and renewals of the same; and (ii) all sums becoming due and payable by the Mortgagor under the terms of this Mortgage, including but not limited to advancements made by the Lender pursuant to the terms and conditions of the Mortgage or any other Loan Documents; and (b) have kept and performed each and every obligation, covenant, duty, condition and agreement herein imposed on or agreed to by the Mortgagor; then the lien created by this Mortgage shall terminate and the Lender in such case shall, upon the request of the Mortgagor execute and record property instruments acknowledging satisfaction of this instrument; otherwise, this Mortgage shall remain in full force and effect.

5.4 Notices. All notices required or allowed to be given hereunder shall be (i) personally delivered by hand, (ii) deposited with a nationally recognized overnight carrier that routinely issues receipts or (iii) deposited with the United States Postal Service, postage prepaid, sent by Certified Mail, Return Receipt Requested, to the party to which such notice is to be given as follows:

TO BORROWER: ______________________________
____
____

TO LENDER:	Benworth Capital Partners, LLC 7000 SW 97th Avenue, Suite 201 Miami, FL 33173
WITH COPY TO:	Alfred F. Andreu, P.A. 7000 SW 97th Avenue, Suite 201 Miami, FL 33173 Attn: Alfred F. Andreu

provided, that additional or other addresses for the giving of notices may be hereafter designated by the giving of written notice thereof to the other party. Such notices shall be deemed given when delivered, if delivered by hand, or when deposited, if sent via overnight courier or via U.S. Mail, postage prepaid, addressed as herein provided. All of the persons executing this Mortgage as Mortgagor severally agree that a single notice to Mortgagor in the manner provided in this section will be effective to bind each such person for all purposes.

5.5 Maximum Interest Rate.

(a) Any sums which shall not be paid when due, whether maturing by lapse of time or by reasons of acceleration under provisions of the Note, or this Mortgage, and whether principal, interest or money owing for advancements pursuant to the terms of this Mortgage or any other document or instrument executed as security for the Indebtedness shall bear interest at the highest rate allowed by law.

(b) Nothing herein contained nor any transaction related thereto shall be construed or so operate as to require the Mortgagor to pay interest at a rate greater than it is now lawful in such case to contract for, or to make any payment or to do any act contrary to law, and the Mortgagee shall reimburse the Mortgagor for any interest paid in excess of the highest rate allowed by law or any other payment which may inadvertently be required to be paid contrary to law; and if any clauses or provisions herein contained operate or would prospectively operate to invalidate this Mortgage, the Note, or other Indebtedness secured hereby in whole or in part, the such clauses and provisions only shall be held for naught, as though not herein contained, and the remainder of this Mortgage shall remain operative and in full force and effect.

5.6 Survival of Representation, Warranties and Covenants. The warranties, representations, covenants and agreements set forth in this Mortgage shall survive the making of the loan and the execution and delivery of the Note shall continue in full force and effect until all of the Indebtedness shall have been paid and performed in full.

5.7 Waiver, Delay or Omission. No waiver of any Default hereunder shall extend to or affect any subsequent or any other Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay o omission of Mortgagee to exercise any right, power or remedy shall be construed to waive any such Default or to constitute acquiescence therein.

5.8 Invalidity. If any one of more of the provisions contained in this Mortgage, the Note or any other Loan Documents is declared or found by a court of competent jurisdiction to be

invalid, illegal, or unenforceable, such provision or portion thereof shall be deemed stricken and severed and the remaining provisions hereof shall continue in full force and effect.

5.9 Modification. No agreement unless in writing signed by Mortgagee and no course of dealing between the parties hereto shall be effective to change, waive, terminate, modify, discharge, or release in whole or in part any provision of this Mortgage. No waiver of any rights or powers or Mortgagee or consent by it shall be valid unless in writing signed by an authorized officer of Mortgagee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.10 Joint and Several Liability. If more than one person or entity executes this Mortgage, each is and shall be jointly and severally liable hereunder.

5.11 Waiver of Trial by Jury. BY THE EXECUTION HEREOF, MORTGAGOR KNOWINGLY, VOLUNTARILY AND INTENTIONALLY HEREBY AGREES, THAT:

(A) NEITHER THE MORTGAGOR, NOR ANY ASSIGNEE, SUCCESSSOR, HEIR, OR LEGAL REPRESENTATIVE OF THE SAME SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING FROM OR BASED UPON THIS MORTGAGE, THE NOTE, ANY GUARANTY, OR ANY OF THE LOAN DOCUMENTS EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS WHICH IS SECURED HEREBY, OR THE DEALINGS OR RELATIONSHIP BETWEEN OR AMONG THE PARTIES THERETO;

(B) NEITHER THE MORTGAGOR NOR MORTGAGEE WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED.

(C) THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.

(D) NIETHER THE MORTGAGOR, NOR MORTGAGEE HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES; AND

(E) THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE TO ACCEPT THIS MORTGAGE.

IN WITNESS WHEREOF, has signed and sealed this instrument as of the day and year first above written.

WITNESSES

MORTGAGOR:

MCA NAPLES, LLC,
a Tennessee limited liability company

____
By: JAMES WALESA, its President

____
Witness

Virginia L. Connolly
Print Name

____
Witness

Clarice Maxine Garza
Print Name

STATE OF Texas
COUNTY OF Bexar

THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED before me by means of X physical presence or ____ online notarization, this **28th** day of **April, 2021** by **JAMES WALESA, President of MCA NAPLES HOLDINGS, LLC, a Tennessee limited liability company**, on behalf of the company, who [ ] is personally known to me or [X] has produced a driver's license as identification. ______________________.

CLARICE MAXINE GARZA
Notary Public, State of Texas
Comm. Expires 09-09-2024
Notary ID 132666079

____
Name: Clarice Maxine Garza
Notary Public
My Commission Expires: 09-09-2024
Commission No.: 132666079

EXHIBIT "A"

PARCEL 1:

A FEE INTEREST IN A PORTION OF LOTS 13, 14, AND 15, NAPLES IMPROVEMENT CO'S LITTLE FARMS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

FROM THE SOUTHWEST CORNER OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA, RUN N. 89 DEGREES 26' 51" E., ALONG THE SOUTH LINE OF SAID LOT 12, FOR 20.00 FEET TO A POINT ON THE EAST RIGHT OF WAY LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 00 DEGREES 39' 49" W., PARALLEL WITH THE WEST LINE OF SAID LOT 12 FOR 10,00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 00 DEGREES 39' 49" W., FOR 580.00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD TO THE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED; THENCE CONTINUE N. 00 DEGREES 39' 49" W., FOR 420.00 FEET ALONG SAID EAST LINE OF GOODLETTE-FRANK ROAD; THENCE RUN N. 89 DEGREES 20' 11" E., FOR 196.54 FEET; THENCE RUN S. 30 DEGREES 28' 42" E., FOR 396.02 FEET; THENCE RUN S. 59 DEGREES 31' 18" W., FOR 153.66 FEET; THENCE RUN S. 89 DEGREES 20' 11" W. FOR 260.12 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

AN EASEMENT INTEREST IN A PARCEL OF LAND LYING IN AND BEING PARTS OF LOTS 12 AND 13, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS, AS RECORDED IN PLAT BOOK 2, PAGE 2, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA; THENCE RUN ALONG THE SOUTH LINE OF SAID LOT 12, NORTH 89 DEGREES 26' 51" EAST, 20.00 FEET; THENCE ALONG A LINE LYING 20.00 FEET EAST OF AND PARALLEL WITH THE WEST LINE OF LOTS 12 AND 13 OF SAID NAPLES IMPROVEMENTS CO'S LITTLE FARMS, NORTH 00 DEGREES 39' 49" WEST, 10.00 FEET TO THE POINT OF BEGINNING OF THE HEREIN DESCRIBED PARCEL OF LAND; THENCE CONTINUE NORTH 00 DEGREES 39' 49" WEST, 580.00 FEET; THENCE NORTH 89 DEGREES 20' 11" EAST, 55.00 FEET; THENCE SOUTH 00 DEGREES 39' 49" EAST 580.00 FEET; THENCE SOUTH 89 DEGREES 20' 11" WEST FOR 55.00 FEET TO THE POINT OF BEGINNING.

(BEARINGS ARE BASED ON THE WEST LINE OF LOT 12, NAPLES IMPROVEMENT CO'S LITTLE FARMS AS BEING NORTH 00 DEGREES 39' 49" WEST.)

PARCEL 3:

TOGETHER WITH EASEMENT AS SET FORTH IN DRAINAGE EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 2213, PAGE 1291, OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA.

A/K/A 2626 GOODLETTE-FRANK RD, NAPLES, FL 34105